                                                                   EXHIBIT 10.18
















                     AMENDED AND RESTATED WARRANT AGREEMENT

                                      AMONG

                              VERIDIAN CORPORATION

                                       AND

                           FIRST UNION INVESTORS, INC.
                    A. G. INVESTMENT ADVISORY SERVICES, INC.
                 THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
                     LINCOLN NATIONAL LIFE INSURANCE COMPANY
                            MERIT LIFE INSURANCE CO.



                    DATED EFFECTIVE AS OF SEPTEMBER 14, 2000

                                TABLE OF CONTENTS

Section 1.   Exchange of Original Warrant Certificates for New Warrant Certificates                            2
Section 2.   Execution of The New Warrant Certificates                                                         2
Section 3.   Registration                                                                                      3
Section 4.   Transfer and Exchange of Warrants                                                                 3
Section 5.   Terms of Warrants; Exercise of Warrants                                                           3
Section 6.   Payment of Taxes                                                                                  5
Section 7.   Mutilated or Missing Warrant Certificates                                                         5
Section 8.   Reservation of Warrant Shares                                                                     6
Section 9.   Public Equity Offering of Class B Common Stock; Obtaining Stock Exchange Listings                 6
Section 10.  Adjustment of Exercise Price and Number of Warrant Shares Issuable                                7
Section 11.  No Dilution Or Impairment; Capital And Ownership Structure                                       14
Section 12.  Fractional Interests                                                                             15
Section 13.  Notices to Holders                                                                               15
Section 14.  Notices to the Company and the Holders                                                           16
Section 15.  Supplements and Amendments                                                                       17
Section 16.  Identity of Transfer Agent                                                                       17
Section 17.  Registration Rights                                                                              17
Section 18.  Successors                                                                                       17
Section 19.  Termination                                                                                      18
Section 20.  Governing Law                                                                                    18
Section 21.  Benefits of this Agreement                                                                       18
Section 22.  Counterparts                                                                                     18
Section 23.  Headings                                                                                         18
Section 24.  Certain Agreements                                                                               18

Schedule I   List of Purchasers                                                                              I-1

Exhibit A    Form of Warrant Certificate                                                                     A-1


                     AMENDED AND RESTATED WARRANT AGREEMENT


     Amended and Restated Warrant Agreement (the "Agreement"), dated effective as of September 14, 2000, between Veridian Corporation, a Delaware corporation (together with any successors and assigns, the "Company"), and First Union Investors, Inc., A. G. Investment Advisory Services, Inc., The Northwestern Mutual Life Insurance Company, Lincoln National Life Insurance Company and Merit Life Insurance Co. (collectively, the "Purchasers").

     Whereas, pursuant to the Warrant Agreement (the "Original Agreement") dated as of September 7, 1999 between the Company and United States Trust Company of New York, a banking and trust company organized and existing under the laws of the State of New York, as Warrant Agent (the "Warrant Agent") the Company issued and sold pursuant to (i) the Purchase Agreement, dated as of September 7, 1999, among the Company and CIBC World Markets Corp. and First Union Investors, Inc., as purchasers (the "Preferred Purchase Agreement"), 40,000 shares of the Company's Senior Redeemable Exchangeable Preferred Stock, $1,000 liquidation preference per share (the "Senior Preferred Stock"), along with Warrants (each a "Warrant," and collectively, the "Warrants") to purchase 589,414 shares of its Class B Common Stock, par value $.0001 per share (the "Class B Common Stock," and the shares of Class B Common Stock issuable upon exercise of the Warrants being referred to herein as the "Warrant Shares") and (ii) the Note Purchase Agreement, dated as of September 7, 1999, among the Company, the guarantors named therein and CIBC World Markets Corp. and First Union Investors, Inc., as purchasers relating to (x) the sale by the Company to such purchasers of $175,000,000 aggregate principal amount of the Company's Senior Subordinated Increasing Rate Notes (the "Notes") and (y) the delivery of warrants (the "Escrow Warrants") to the Warrant Agent as escrow agent;

     Whereas, pursuant to the terms of the Note Agreement dated September 14, 2000 among the Company and the purchasers named therein relating to the sale by the Company to such purchasers of $95,000,000 Senior Subordinated Notes and the related pay-off letters, the Notes were paid in full and the Escrow Warrants were released to the Company by the Warrant Agent as escrow agent;

     Whereas, the Purchasers now hold all of the Warrants originally purchased under the Original Agreement;

     Whereas, the Company had issued to each Purchaser warrant certificates for the incorrect number of Warrants due to each Purchaser (the "Original Warrant Certificates");

     Whereas, the Company and the Purchasers wish to amend and restate the Original Agreement as set forth in this Agreement in order to remove the Warrant Agent as a party to the Agreement and to provide for the exchange of the Original Warrant Certificates for new warrant certificates for the correct number of Warrant Shares to each Purchaser (the "New Warrant Certificates");

     Whereas, by executing this Agreement, the Purchasers hereby provide their consent to such Agreement as required under Section 16 of the Original Agreement; and

     Whereas, the holders of Warrants and Warrant Shares shall, from time to time, have certain rights and obligations with respect thereto as set forth in the Master Equityholders

Agreement, dated effective as of September 14, 2000 among the Company, the Purchasers and the other common stockholders of the Company party thereto (the "Master Equityholders Agreement");

     Now, Therefore, in consideration of the premises and mutual agreements herein, the Company and the Purchasers hereby agree as follows:


SECTION 1. EXCHANGE OF ORIGINAL WARRANT CERTIFICATES FOR NEW WARRANT
CERTIFICATES.

     Within 30 days of the date hereof, each Purchaser shall surrender for exchange its Original Warrant Certificates, duly endorsed, to the Company at the office of the Company in Arlington, Virginia. Upon such surrender of the Original Warrant Certificates to be exchanged, the Company shall issue and cause to be delivered to such Purchaser within 30 days of the surrender of such Original Warrant Certificates in the name of such Purchaser, a New Warrant Certificate dated the date of the Original Warrant Certificate for the number of Warrant Shares referred to in Schedule 1 hereto next to the name of such Purchaser. The New Warrant Certificates to be delivered pursuant to this Agreement shall be substantially in the form set forth in Exhibit A hereto. Such New Warrant Certificates shall represent such of the outstanding Warrants as shall be specified therein.


SECTION 2. EXECUTION OF THE NEW WARRANT CERTIFICATES.

     The New Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, its President, or any Vice President and by its Secretary or an Assistant Secretary under its corporate seal. Each such signature upon the New Warrant Certificates may (but need not) be in the form of a facsimile signature of the present or any future Chairman of the Board, President, any Vice President, the Secretary or an Assistant Secretary and may be imprinted or otherwise reproduced on the New Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, any Vice President, the Secretary or an Assistant Secretary, notwithstanding the fact that at the time the New Warrant Certificates shall be delivered or disposed of such person shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the New Warrant Certificates.

     In case any officer of the Company who shall have signed any of the New Warrant Certificates shall cease to be such officer before the New Warrant Certificates so signed shall have been disposed of by the Company, such New Warrant Certificates nevertheless may be delivered or disposed of as though such person had not ceased to be such officer of the Company; and any New Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such New Warrant Certificate, shall be a proper officer of the Company to sign such New Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

SECTION 3. REGISTRATION.

     The Warrants shall be numbered and shall be registered on the books of the Company maintained at the principal office of the Company in Arlington, Virginia (the "Warrant Register") as they are issued.

     The Company, shall initially deliver Warrants entitling the holders thereof to purchase the number of Warrant Shares referred to in Schedule 1 hereto next to the name of each Purchaser and shall thereafter deliver Warrants as otherwise provided in this Agreement.

     The Company may deem and treat the registered holders (the "Holders") of the New Warrant Certificates as the absolute owners thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes, and neither the Company nor any agent of the Company shall be affected by any notice to the contrary.


SECTION 4. TRANSFER AND EXCHANGE OF WARRANTS.

     The Company shall, from time to time, register the transfer of any outstanding Warrants upon the records to be maintained by it for that purpose, upon surrender thereof duly endorsed or accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Subject to the terms of this Agreement, each New Warrant Certificate may be exchanged for another certificate or certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle each Holder to purchase. Any Holder desiring to exchange a New Warrant Certificate or Certificates shall make such request in writing delivered to the Company, and shall surrender, duly endorsed or accompanied (if so required by the Company) by a written instrument or instruments of transfer in form satisfactory to the Company, the New Warrant Certificate or Certificates to be so exchanged.

     Upon registration of transfer, the Company shall deliver by certified or first-class mail a new warrant certificate or certificates to the persons entitled thereto. The New Warrant Certificates may be exchanged at the option of the Holder thereof, when surrendered at the office of the Company maintained for such purpose, which initially will be the office of the Company in Arlington, Virginia for another warrant certificate, or other warrant certificates of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares.

     No service charge shall be made to any Holder for any exchange or registration of transfer of New Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that is imposed in connection with any such exchange or registration of transfer.


SECTION 5. TERMS OF WARRANTS; EXERCISE OF WARRANTS.

     Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised commencing on or after the date of original issuance thereof and until 5:00 p.m., New York City time, on September 7, 2010 (the "Expiration Date"), to receive from the Company the number of fully-paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price (as defined below) then in effect for such Warrant Shares. Subject to the next paragraph of this Section, each Warrant not exercised prior to the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants.

     The initial price per share at which Warrant Shares shall be purchasable upon exercise of Warrants (the "Exercise Price") shall be $.0001, subject to adjustment. A Warrant may be exercised upon surrender at the office of the Company maintained for such purpose, which initially will be the office of the Company in Arlington, Virginia, of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a participant in a recognized Signature Guarantee Medallion Program, and upon payment to the Company of the Exercise Price, as adjusted as herein provided, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made (i) in cash or by certified or official bank check payable to the order of the Company, (ii) by tendering Warrants in compliance with Sections 2, 3 and 4 hereof having a fair market value equal to the Exercise Price or (iii) with any combination of (i) or
(ii). For purpose of clause (ii) above, the fair market value of the Warrants shall be determined as follows: (A) to the extent the Class B Common Stock is publicly traded and listed on the Nasdaq National Market or a national securities exchange, the fair market value shall be equal to the difference between (1) the Closing Bid Price (as defined below) of the Class B Common Stock on the date of exercise and (2) the Exercise Price; or (B) to the extent the Class B Common Stock is not publicly traded, or otherwise is not listed on a national securities exchange, the fair market value shall be equal to the difference between (1) the Current Market Value (as defined in Section 10(d)) of the Warrant Shares issuable upon exercise of such Warrant and (2) the Exercise Price therefor.

     Upon such surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in
Section 12; provided, however, that if any consolidation, merger or lease or sale of assets is proposed to be effected by the Company as described in subsection (k) of Section 10 hereof, or a tender offer or an exchange offer for shares of Common Stock of the Company shall be made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than three days, other than a Saturday or Sunday or a day on which banking institutions in the State of New York or the Commonwealth of Virginia are not open for business ("Business Day") thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence together with cash as provided in Section 12. Such certificate or certificates shall be deemed to have been issued and any person so named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

     The Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and delivered to the exercising Holder. Similarly, in the event that a certificate evidencing Warrants is delivered in payment of the Exercise Price of the Warrants at any time prior to the date of the expiration of the Warrants, and the fair market value of the Warrants evidenced by said certificate is greater than the amount of said Exercise Price, a new certificate evidencing the remaining Warrant or Warrants not applied to such Exercise Price will be issued, executed and delivered to the exercising Holder.

     All New Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Company.

     The Company shall keep copies of this Agreement available for inspection by the Holders during normal business hours at its office.

     The "Closing Bid Price" for a share of Class B Common Stock on each Business Day means: (A) if the Class B Common Stock is listed or admitted to trading on any securities exchange, the closing price, regular way, on such day on the principal exchange on which such security is traded, or if no sale takes place on such day, the average of the closing bid and asked prices on such day,
(B) if the Class B Common Stock is not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if there is no such last reported sale price on such day, the average of the closing bid and the asked prices on such day, as reported by a reputable quotation source designated by the Company or (C) if neither clause (A) nor (B) is applicable, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City of New York, customarily published on each Business Day, designated by the Company. If there are no such prices on a Business Day, then the market price shall not be determinable for such Business Day.


SECTION 6. PAYMENT OF TAXES.

     The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any warrant certificates or any certificates for Warrant Shares in a name other than that of the registered Holder of a New Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such warrant certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.


SECTION 7. MUTILATED OR MISSING WARRANT CERTIFICATES.

     In case any of the New Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue in exchange and substitution for and upon cancellation of the mutilated New Warrant Certificate, or in lieu of and substitution for the New Warrant Certificate lost, stolen or destroyed, a new warrant certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such New Warrant Certificate and indemnity, if requested, also satisfactory to it. Applicants for such substitute New Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.


SECTION 8. RESERVATION OF WARRANT SHARES.

     The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Class B Common Stock or its authorized and issued Class B Common Stock held in its treasury, solely for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Class B Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

     The Company or, if appointed, the transfer agent for the Class B Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 12. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each Holder pursuant to Section 13 hereof.

     The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon payment of the Exercise Price therefor and issuance, be validly authorized and issued, fully-paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof. The Company will take no action to increase the par value of the Class B Common Stock to an amount in excess of the Exercise Price, and the Company will not enter into any agreements inconsistent in any material respect with the rights of Holders hereunder. The Company will use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Agreement.


SECTION 9. PUBLIC EQUITY OFFERING OF CLASS B COMMON STOCK; OBTAINING STOCK EXCHANGE LISTINGS.

     The Company covenants and agrees, for the benefit of each Holder, that at any time while the Warrants are outstanding, the Company will not make a Public Equity Offering of any class of its common stock other than the Class B Common Stock and/or rights, warrants or options to purchase Class B Common Stock. In the event that, at any time during the period in which the

Warrants are exercisable, the Class B Common Stock is not listed on any principal securities exchanges or markets within the United States of America, the Company will use its best efforts to permit the Warrant Shares to be designated portal securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the Private Offerings, Resales and Trading through Automated Linkages Market.

     "Public Equity Offering" means a public offering of the Company of shares of its Common Stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such Common Stock.


SECTION 10. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES ISSUABLE.

     The Exercise Price and the number of shares of Class B Common Stock issuable upon the exercise of each Warrant (the "Exercise Rate") is subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 10.

     (a)  Adjustment for Change in Capital Stock. If the Company:

          (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock or other capital stock of the Company;

          (2) subdivides, combines or reclassifies its outstanding shares of Common Stock; or

          (3) makes distributions to any holder of its Common Stock or any Affiliate of such holder of any rights, warrants or options to purchase Common Stock or other capital stock of the Company;

then the Exercise Rate in effect immediately prior to such action shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which such Holder would have owned immediately following such action if such Warrant had been exercised immediately prior to such action and the Exercise Price in effect immediately prior to such action shall be adjusted to a price determined by multiplying the Exercise Price in effect immediately prior to such action by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before giving effect to such action and the denominator of which shall be the number of shares of Common Stock and/or such other capital stock outstanding referred to in the foregoing clause (a)(1) after giving effect to such action.

     The adjustment shall become effective immediately after the record date in the case of a dividend or distribution (the "Time of Determination") and immediately after the effective date in the case of a subdivision, combination or reclassification.

     If after an adjustment a Holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the board of directors of the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 10.

     Such adjustment shall be made successively whenever any event listed above shall occur.

     (b) Adjustment for Certain Issuances of Common Stock. If (i) the Company issues or sells shares of its Common Stock or distributes any rights, options or warrants to any Person entitling them to purchase shares of Common Stock, or securities convertible into or exchangeable for Common Stock, at a price per share less than the Current Market Value, (ii) upon the earlier of the exercise of any given Warrant or the conversion of the Class A Common Stock, the Class A Common Stock is then convertible into shares of Class B Common Stock at a rate which is greater than one share of Class B Common Stock for each share of Class A Common Stock surrendered or (iii) the Company redeems or otherwise acquires any shares of Class A Common Stock, then at the Time of Determination, the Exercise Rate shall be adjusted in accordance with the formula:


                                 E' = E x O + N
                                          -----
                                          O + (N x P)
                                               -----
                                                 M

and the Exercise Price shall be adjusted in accordance with the following formula:

                                  EP' = EP x E
                                             --
                                             E'

where:

     E'  =  the adjusted Exercise Rate.

     E   =  the Exercise Rate immediately prior to the Time of Determination for any such issuance, sale or distribution.

     EP' =  the adjusted Exercise Price.

     EP = the Exercise Price immediately prior to the Time of Determination for any such issuance, sale or distribution.

     O   =  the number of Fully Diluted Shares (as defined below) outstanding immediately prior to the Time of Determination for any such issuance, sale or distribution.

     N   =  the number of additional shares of Common Stock issued, issued and sold upon exercise of such rights, options or warrants. For purposes of determining the adjustment upon a conversion from Class A Common Stock to Class B Common Stock, N equals the number of shares of Class B Common Stock then issuable upon conversion of shares of

          Class A Common Stock (the "Class A Conversion Ratio") that exceed the underlying number of shares of Class A Common Stock. For purposes of the redemption or other acquisition of Class A Common Stock, the Class A Common Stock shall be deemed to have been converted into shares of Class B Common Stock at the Class A Conversion Ratio in effect at the time of redemption or acquisition, as the case may be.

     P = the price received and receivable in the case of any issuance or sale of Common Stock or rights, options or warrants inclusive of the exercise price per share of Common Stock payable upon exercise of such rights, options or warrants. For purposes of a conversion from Class A Common Stock to Class B Common Stock or the redemption or other acquisition of Class A Common Stock, P equals zero for the number of shares of Class B Common Stock then issuable upon conversion of shares of Class A Common Stock that exceed the underlying number of shares of Class A Common Stock.

     M  = the Current Market Value per share of Common Stock on the Time of
          Determination for any such issuance, sale or distribution. For purposes of this calculation, the Current Market Value of one share of Class A Common Stock shall be deemed to equal the Current Market Value of one share of Class B Common Stock.

     The adjustments shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. In the case of the Class A Conversion Ratio, the adjustments shall be made on the basis provided above in accordance with the conversion ratio then in effect pursuant to the Company's Certificate of Incorporation whether or not any conversion shall have occurred. Notwithstanding the foregoing, the Exercise Rate and the Exercise Price shall not be subject to adjustment in connection with (i) the issuance of any shares of Common Stock upon exercise of any rights, options, warrants or convertible securities for which the required adjustment, if any, has been made, (ii) the exercise of the Warrants, any options, warrants or rights to acquire Common Stock currently outstanding and all such shares of Common Stock issued upon exercise of such options, warrants or rights, (iii) the conversion of Class A Common Stock into Class B Common Stock to the extent the Exercise Rate has been adjusted as provided above (if any such adjustment was so required) and (iv) the issuance of rights, options or warrants to officers, employees, non-employee directors of the Company and to consultants as compensation in accordance with the terms of the Company's 2000 Stock Incentive Plan as in effect on the date hereof; provided, that on the date of grant thereof the exercise price of such rights, options or Warrants, as the case may be, equals or is greater than the Current Market Value of the underlying security on the date of grant of such right, option or warrant, as the case may be. If at the end of the period during which any such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Exercise Rate shall be immediately readjusted to what it would have been if "N" in the above formulas had been the number of shares actually issued.

     (c) Adjustment for Other Distribution. If the Company distributes to any holder of its Common Stock or any Affiliate of such holder (other than shares of Common Stock issued for The Monitor Company as compensation for consulting services rendered to the Company) in respect of its Common Stock (i) any evidences of indebtedness of the Company or any of its subsidiaries, (ii) any cash, property or other assets of the Company or any of its subsidiaries, including, without limitation, Veritect Inc., a Delaware corporation ("Veritect"), (iii) any rights, options or warrants to acquire any of the foregoing or to acquire any other securities of the Company or any of its subsidiaries, including, without limitation, Veritect, or (iv) the Company makes a Distribution (as defined in the Company's Amended and Restated Certificate of Incorporation effective as of September 9, 1999 (the "Certificate")) upon the occurrence of an Event of Liquidation (as defined in the Certificate), the Exercise Rate shall be adjusted in accordance with the formula:

                                 E' = E x  ( M )
                                          -------
                                          (M - F)

and the Exercise Price shall be decreased (but not increased) in accordance with the following formula:

                                  EP' = EP x E
                                             --
                                             E'

where:

     E'  =  the adjusted Exercise Rate.

     E   =  the current Exercise Rate on the record date mentioned below.

     EP' =  the adjusted Exercise Price.

     EP = the current Exercise Price on the record date referred to in this Paragraph (c) below.

     M   =  the Current Market Value per share of Common Stock on the record date mentioned below.

     F   =  the fair market value (as determined in good faith by the disinterested members of the Company's Board of Directors) on the record date mentioned below of the indebtedness, assets, rights, options or warrants distributable in respect of one share of Common Stock.


     The adjustments shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. If any adjustment is made pursuant to clause (iii) above of this subsection (c) as a result of the issuance of rights, options or warrants and at the end of the period during which any such rights, options or warrants are exercisable, not all such rights, options or warrants shall have been exercised, the Warrant shall be immediately readjusted as if "F" in the above formula was the fair market value on the record date of the indebtedness or assets actually distributed upon exercise of such rights, options or warrants divided by the number of shares of Common Stock outstanding on the record date. Notwithstanding anything to the contrary contained in this subsection (c), if "M - F" in the above formula is less than $1.00 (or is a negative number) then in lieu of the adjustment otherwise required by this subsection (c), the Company may elect to distribute to the Holders of the Warrants, upon exercise thereof, the evidences of indebtedness, assets, rights, options or warrants which would have been distributed to such Holders had such warrants been exercised immediately prior to the record date for such distribution.

     This subsection (c) does not apply to rights, options or warrants referred to in subsection (a) or (b) of this Section 10.

     (d) Current Market Value. "Current Market Value" per share of Common Stock or of any other security (herein collectively referred to as a "Security") at any date shall be (i) the value of the Security determined in good faith by the disinterested members of the board of directors of the Company and certified in a board resolution, based on the most recently completed or concurrently completed arm's length transaction between the Company and a person other than an Affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six months preceding such date or (ii) if no such transaction shall have occurred on such date or within such six-month period, the value of the Security most recently determined as of a date within the six months preceding such date by the disinterested members of the board of directors of the Company and certified in a board resolution adopted by the disinterested members of the Company's board of directors delivered to the Holders unless the Holders of at least 33 1/3 percent of the outstanding Warrants shall object to such determination in which case the value shall be determined by an Independent Financial Expert.

     "Affiliate" of any specified person means any other person which directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, such specified person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with") as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of at least 10% of the voting securities of a person shall be deemed to be control.

     "Independent Financial Expert" shall mean any nationally recognized investment banking firm reasonably acceptable to the Holders of at least 33-1/3% of the outstanding Warrants (i) that does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect material financial interest in the Company or the Warrants, (ii) that has not been, and, at the time it is called upon to serve as an Independent Financial Expert under this Agreement is not (and none of whose directors, officers, employees or Affiliates is), a promoter, director or officer of the Company, (iii) that has not been retained by the Company for any purpose, other than to perform an equity valuation, within the preceding twelve months and (iv) that, in the reasonable judgment of the board of directors of the Company (certified by a board resolution), is otherwise qualified to serve as an independent financial advisor. Any such person may receive customary compensation and indemnification by the Company for opinions or services it provides as an Independent Financial Expert.

     (e) When De Minimis Adjustment May Be Deferred. No adjustment in the Exercise Rate or Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Rate. Notwithstanding the foregoing, any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment, provided that no such adjustment shall be deferred beyond the date on which a Warrant is exercised.

     All calculations under this Section 10 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

     (f) When No Adjustment Required. If an adjustment is made upon the establishment of a record date for a distribution subject to subsections (a),
(b) or (c) hereof and such distribution is subsequently cancelled, the Exercise Rate and Exercise Price then in effect shall be readjusted, effective as of the date when the board of directors determines to cancel such distribution, to that which would have been in effect if such record date had not been fixed. If an adjustment would be required under two or more of paragraphs (a), (b) and (c), such adjustments will be determined without duplication.

     To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the amount of cash into which such Warrants are exercisable. Interest will not accrue on the cash.

     (g) Notice of Adjustment. Whenever the Exercise Rate or Exercise Price is adjusted, the Company shall provide the notices required by Section 13 hereof.

     (h) Voluntary Reduction. The Company from time to time may increase the Exercise Rate or reduce the Exercise Price by any amount for any period of time (including, without limitation, permanently) if the period is at least 20 Business Days, provided that such period shall commence no earlier than notice of such increase or reduction is received by the Holders.

     An increase of the Exercise Rate or reduction of the Exercise Price under this Subsection (h) (other than a permanent increase or reduction) does not change or adjust the Exercise Rate or Exercise Price otherwise in effect for purposes of subsections (a), (b) or (c) of this Section 10.

     (i) Minimum Exercise Price. Notwithstanding anything to the contrary contained in this Agreement, if the Exercise Price, as adjusted pursuant to this Agreement (other than this Section 10(i)), shall be less than the aggregate par values of the related Warrant Shares, then such Exercise Price, as so adjusted, for all purposes of this Agreement, shall be an amount equal to the aggregate par value of such related Warrant Shares.

     (j) When Issuance or Payment May Be Deferred. In any case in which this
Section 10 shall require that an adjustment in the Exercise Rate or Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Rate prior to such adjustment, and
(ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to Section 12; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

     (k) Reorganizations. In case of any capital reorganization, other than in the cases referred to in Sections 10(a), (b) or (c) hereof, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale of the property of the Company as an entirety or substantially as an entirety (collectively such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock that would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the board of directors of the Company, whose determination shall be described in a duly adopted resolution certified by the Company's Secretary or Assistant Secretary, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any such shares or other securities or property thereafter deliverable upon exercise of Warrants.

     The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Reorganization or the corporation purchasing or leasing such assets or other appropriate corporation or entity shall (i) expressly assume, by a supplemental warrant agreement or other acknowledgment executed and delivered to each such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and the due and punctual performance and observance of each and every covenant, condition, obligation and liability under this Agreement to be performed and observed by the Company in the manner prescribed herein and (ii) enter into an agreement providing to the Holders rights and benefits substantially similar to those enjoyed by the Holders under the Common Stock Registration Rights and Stockholders Agreement of even date herewith.

     The foregoing provisions of this Section 10(k) shall apply to successive Reorganization transactions.

     (l) Form of Warrants. Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

     (m) Company Determination Not Final. Any determination that the Company or its board of directors must make pursuant to this Agreement shall be made in good faith and shall be binding on the Holders, except as set forth herein. It is the express intent of the Company and the Holders that any adjustments or calculations pursuant to Section 10 of this Agreement are designed to put the Holder of any Warrant in the same economic position after any such adjustment or calculation as such Holder was in prior to such adjustment or calculation. The Company shall give each Holder written notice of any such determination by the Company or its board of directors. In addition to any other provisions set forth herein, if a majority of the Holders do not agree with any such determination by the Company or its board of directors (other than a determination of Current Market Value as provided in this Agreement), such Holders may request, in a notice delivered to the Company and the Holders not later than 30 days after the date on which the Holders received notice of such determination from the Company, that such determination be made by an Independent Financial Expert, which determination shall be final and binding on the Company and the Holders, absent manifest error.

     (n) Miscellaneous. For purpose of this Section 10 the term "shares of Common Stock" shall mean (i) shares of the classes of stock designated as the Class B Common Stock and Class A Common Stock, par value $.0001 per share, of the Company as of the date of this Agreement, and (ii) shares of any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 10 the Holders of Warrants shall become entitled to purchase any securities of the Company other than, or in addition to, shares of Common Stock, thereafter the number or amount of such other securities so purchasable upon exercise of each Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in subsections (a) through (m) of this Section 10, inclusive, and the provisions of Sections 5, 6, 8, 11 and 12 with respect to the Warrant Shares or the Common Stock shall apply on like terms to any such other securities.


SECTION 11. NO DILUTION OR IMPAIRMENT; CAPITAL AND OWNERSHIP STRUCTURE.

     If any event shall occur as to which the provisions of Section 10 are not strictly applicable but the failure to make any adjustment would adversely affect the purchase rights represented by the Warrants in accordance with the essential intent and principles of such Section, then, in each such case, the Company shall appoint an investment banking firm of recognized national standing that does not have a direct or material indirect financial interest in the Company or any of its subsidiaries, which has not been, and, at the time it is called upon to give independent financial advice to the Company, is not (and none of its directors, officers, managers, members, employees, affiliates or stockholders are) a promoter, director member, manager or officer of the Company or any of its subsidiaries, which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 10, necessary to preserve, without dilution, the purchase rights represented by the Warrants. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holders of the Warrants and shall make the adjustment described therein.

     The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of the Warrants against dilution or other impairment. Without limiting the generality of the foregoing, the Company
(a) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Series B Common Stock on the exercise of the Warrants from time to time outstanding and (b) will not take any action which results in any adjustment of the Exercise Price if after the action the total number of Warrant Shares issuable upon the exercise of all the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's certificate of incorporation and available for the purposes of issue upon such exercise. A consolidation, merger, reorganization or transfer of assets involving the Company covered by Section 10(k) shall not be prohibited by or require any adjustment under this Section 11.


SECTION 12. FRACTIONAL INTERESTS.

     The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 12, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the excess of the value (as determined by the Board of Directors in good faith) of a Warrant Share over the Exercise Price on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.


SECTION 13. NOTICES TO HOLDERS.

     Upon any adjustment pursuant to Section 10 hereof, the Company shall give prompt written notice of such adjustment by first class mail, postage prepaid, to each Holder and shall deliver to each Holder a certificate of the Chief Financial Officer of the Company, setting forth in reasonable detail (i) the number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price of such Warrant after such adjustment(s), (ii) a brief statement of the facts requiring such adjustment(s) and (iii) the computation by which such adjustment(s) was made. Where appropriate, such notice may be given in advance and included as a part of the notice required under the other provisions of this Section 13.

In case:

     (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

     (b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets; or

     (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

     (e) the Company proposes to take any action that would require an adjustment to the Exercise Rate pursuant to Section 10;

then the Company shall give to each Holder at its address appearing on the Warrant Register, at least 30 days (or 20 days in any case specified in clauses
(a) or (b) above) prior to the applicable record date hereinafter specified, or the date of the event in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure by the Company to give such notice or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

     The Company shall give to each Holder written notice of any determination to make a distribution or dividend to the holders of any class of its Common Stock of any assets (including cash), debt securities, preferred stock, or any rights or warrants to purchase debt securities, preferred stock, assets or other securities (other than Common Stock, or rights, options, or warrants to purchase Common Stock) of the Company, which notice shall state the nature and amount of such planned dividend or distribution and the record date therefor, and shall be received by the Holders at least 30 days prior to such record date therefor.

     Nothing contained in this Agreement or in any warrant certificate shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.


SECTION 14. NOTICES TO THE COMPANY AND THE HOLDERS.

     Any notice or demand authorized by this Agreement to be given or made by any Holder to or on the Company shall be sufficiently given or made when received at the office of the Company expressly designated by the Company as its office for purposes of this Agreement (until the Holders are otherwise notified in accordance with this Section 14 by the Company), as follows:

                      Veridian Corporation
                      1200 S. Hayes St., Suite 1100
                      Arlington, VA  22202
                      Attention: Jerald S. Howe, Jr., Esq.

                      with a copy to:

                      Andrews & Kurth L.L.P.
                      JP Morgan Chase Tower
                      600 Travis, Suite 4200
                      Houston, Texas  77002
                      Attention:  James V. Baird, Esq.


     Any notice pursuant to this Agreement to be given by the Company to any Holder(s) shall be sufficiently given when received by the Holders at the address appearing in Schedule I hereto (until the Company is otherwise notified in accordance with this Section by a Holder).


SECTION 15. SUPPLEMENTS AND AMENDMENTS.

     Any amendment or supplement to this Agreement shall require the written consent of registered Holders of a majority of the then outstanding Warrants. The consent of each Holder of a Warrant shall be required for any amendment pursuant to which the Exercise Price would be increased or the Exercise Rate would be decreased (not including adjustments contemplated hereunder). In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, Warrants owned by the Company or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding. In addition, also, subject to the foregoing, only Warrants outstanding at the time shall be considered in any such determination.


SECTION 16. IDENTITY OF TRANSFER AGENT.

     Forthwith upon the appointment of any Transfer Agent for the Common Stock, or any other shares of the Company's capital stock issuable upon the exercise of the Warrants, the Company shall promptly file with the Holders a statement setting forth the name and address of such Transfer Agent.


SECTION 17. REGISTRATION RIGHTS.

     The Holders shall be entitled to all of the benefits of the Master Equityholders Agreement.


SECTION 18. SUCCESSORS.

     All the covenants and provisions of this Agreement by or for the benefit of the Company and any Holder shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 19. TERMINATION.

     This Agreement shall terminate at 5:00 p.m. New York City time on September 7, 2010. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised or redeemed pursuant to this Agreement.


SECTION 20. GOVERNING LAW.

     This Agreement and each warrant certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and shall be governed by and construed in accordance with the laws of said state, without regard to the conflict of law rules thereof.


SECTION 21. BENEFITS OF THIS AGREEMENT.

     Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, and the registered Holders of the New Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, and the registered Holders of the New Warrant Certificates.


SECTION 22. COUNTERPARTS.

     This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


SECTION 23. HEADINGS.

     The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.


SECTION 24. CERTAIN AGREEMENTS.

     (a) The Company covenants and agrees that Sections (l)(vii)(A)(1), (2) and
(3) of the Company's Second Amended Certificate of Designation of Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Senior Redeemable Exchangeable Preferred Stock, Series A are incorporated herein by reference mutatis mutandis with the same force and effect as if such covenants were set forth in full herein with the effect and result that the Company will deliver each and all of the financial statements referred to in said Sections (l)(vii)(A)(1), (2), and (3) as and to the extent therein provided.

     (b) The Company will not, without the written consent of the Holders of at least a majority of the then outstanding Warrants and Warrant Shares (determined on a Common Stock equivalent basis) amend or change its certificate of incorporation or bylaws (each as amended and/or restated as of the date of this Agreement) if such amendment or change would, directly or indirectly, limit or prohibit the Company from complying with the terms of this Warrant Agreement and the Master Equityholders Agreement or otherwise would materially and adversely affect this Agreement, the Warrants, the Warrant Shares or the rights of the Holders thereof.



             [The remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                              VERIDIAN CORPORATION



                                              By: /s/ DAVID H. LANGSTAFF
                                                 -------------------------------
                                                 Name:  David H. Langstaff
                                                 Title: President and CEO

                                              FIRST UNION INVESTORS, INC.



                                              By: /s/ DAVID B. CARSON
                                                 -------------------------------
                                                 Name:  David B. Carson
                                                 Title: Senior Vice President

                                        A. G. INVESTMENT ADVISORY SERVICES, INC.



                                        By: /s/ RICHARD L. CONWAY
                                           -------------------------------------
                                           Name:  Richard L. Conway
                                           Title: Vice President

                                        THE NORTHWESTERN MUTUAL LIFE
                                        INSURANCE COMPANY



                                        By: /s/ A. KIPP KOESTER
                                           -------------------------------------
                                           Name:  A. Kipp Koester
                                           Title: Its Authorized Representative

                                       LINCOLN NATIONAL LIFE
                                       INSURANCE COMPANY

                                       By: Delaware Lincoln Investment Advisers,
                                           a series of Delaware
                                           Management Business Trust,
                                           Its attorney-in-fact



                                       By: /s/ R. GORDON MARSH
                                          --------------------------------------
                                          Name:  R. Gordon Marsh
                                          Title: Vice President

                                                   MERIT LIFE INSURANCE CO.



                                                   By: /s/ RICHARD L. CONWAY
                                                      --------------------------
                                                      Name:  Richard L. Conway
                                                      Title: Vice President